Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(11,360,419)
Unrealized Gain (Loss) on Market Value of Futures	10,004,080
Dividend Income	23
Interest Income	1,762
ETF Transaction Fees	4,900
Total Income (Loss)	$(1,349,654)

Expenses
General Partner Management Fees	$33,768
Professional Fees	10,477
Brokerage Commissions	10,302
Non-interested Directors' Fees and Expenses	441
Prepaid Insurance Expense	325
Total Expenses	55,313
Expense Waiver	(14,731)
Net Expenses	$40,582
Net Income (Loss)	$(1,390,236)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/15	$41,419,390
Additions (2,000,000 Shares)	38,002,074
Withdrawals (50,000 Shares)	(939,333)
Net Income (Loss)	(1,390,236)

Net Asset Value End of Month	$77,091,895
Net Asset Value Per Share (3,800,000 Shares)	$20.29

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2015 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612